Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below hereby authorizes and appoints David H. Mowry, Shawn T McCormick and Kevin M. Klemz, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 (the “Registration Statement”), relating to the offer and sale from time to time by the Company of up to $200,000,000 in aggregate offering price of an indeterminate number of securities of the Company and the offer and sale from time to time by certain shareholders of the Company to be identified in one or more prospectus supplements to the Registration Statement of up 8,000,000 ordinary shares, par value €0.03 per share, of the Company, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney effective as of this 9th day of April, 2013.

Name and Signature	Title
/s/ David H. Mowry David H. Mowry	President and Chief Executive Officer

/s/ Shawn T McCormick Shawn T McCormick	Chief Financial Officer

/s/ Sean D. Carney Sean D. Carney	Chairman of the Board

/s/ Richard B. Emmitt Richard B. Emmitt	Non-Executive Director

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Non-Executive Director

/s/ Alain Tornier Alain Tornier	Non-Executive Director

/s/ Richard F. Wallman Richard F. Wallman	Non-Executive Director

Elizabeth H. Weatherman	Non-Executive Director